CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS LIFE SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We hereby consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File Nos. 2-98409 and 811-04325) of our reports dated August 1, 2002 and February 1, 2002 relating to the June 30, 2002 and the December 31, 2001 financial statements of First Investors Life Series Value Fund (formerly Life Series Utilities Income Fund), which are included in said Registration Statement.



                                                        /s/ Tait, Weller & Baker
                                                        TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
OCTOBER 11, 2002